EXHIBIT 32.1
CERTIFICATION OF PERIODIC FINANCIAL REPORTS

Each of the undersigned hereby certifies that this Quarterly Report on Form 10-QSB complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and the information contained in such report fairly represents, in all material respects, the financial condition and results of operations of the Company.

November 3, 2004 November 3, 2004

/s/ Jeffrey L. Minch

Jeffrey L. Minch, President and
Chief Executive Officer

/s/ Troy D. Zinn
Troy D. Zinn, Secretary and Treasurer
and Chief Financial Officer